Exhibit 99.1

    Moldflow Reports Results for the Second Quarter of Fiscal 2006

   FRAMINGHAM, Mass.--(BUSINESS WIRE)--Feb. 2, 2006--Moldflow Corporation (NASDAQ: MFLO) today announced the results for its second quarter of fiscal 2006. Worldwide revenue was $16.9 million for the second quarter of fiscal year 2006, compared to $16.3 million for the second quarter of last fiscal year, representing an increase of 4%.
   In our second quarter, we recorded a charge of $579,000, net of related tax effects, to recognize compensation expense related to share-based awards as required under Financial Accounting Standards No. 123(R). In addition, we undertook a targeted restructuring of our business to reduce costs and streamline operations which resulted in a charge of $1.3 million, net of related tax effects, primarily related to severance costs. Excluding the impact of these charges and their related tax effects, net income for the second quarter of fiscal 2006 was $1.8 million, or $0.15 per diluted share. Net loss for the second quarter, as reported under generally accepted accounting principles ("GAAP"), was $109,000, or ($0.01) per share.
   In discussing the second quarter of fiscal 2006, Roland Thomas, Moldflow Corporation's president and CEO said, "I am pleased to report on the results for our second fiscal quarter of 2006 which were within our stated guidance range for both revenue and earnings. Our revenue, at the lower end of our expected range, was affected by unfavorable currency movements during the quarter, specifically in relation to the Yen and Euro. Strong revenue growth in our high gross margin Design Analysis Solutions business and an increase in the gross margin of our Manufacturing Solutions business, however, allowed us to achieve a non-GAAP earnings result in the mid-range of our guidance.
   Thomas continued, "During the second quarter, we saw our European region produce results that were very positive when compared to recent trends. Sales in Europe were driven largely by investments in our Moldflow Plastics Insight suite of products as well as our traditional shop floor, or real time performance management, products by manufacturers in the automotive and medical markets. In our Asia Pacific region, specifically Korea, we saw robust sales of our Design Analysis Solutions products into many companies working in the electronics industry. Finally, in the Americas region, we experienced some softness across both product lines. We were pleased to see sales to many world leading manufacturers in every region we serve, with significant investments in Moldflow products being made by Foxconn, TRW, Boston Scientific, Millipore, Peugeot Citroen Automobiles and Smiths Plastics Pty. Ltd. in South Africa."
   "On the product development front, I am pleased to note that we launched version 6.0 of our Moldflow Plastics Insight product. This major release features an entirely new technology base for this suite of products which will not only secure our position as the technology leader for customers who are working in 3D applications, but will also set the standard in the market for speed and accuracy in CAE simulations for injection molded parts." Thomas concluded.

   Second Quarter Financial Highlights:

   -- Total revenue of $16.9 million increased 4% over the same period in the prior year and 11% sequentially.

   -- Total product revenue of $10.1 million increased 5% over the same period of the prior year and 15% sequentially.

   -- Services revenue, primarily comprised of revenue from annual maintenance and support contracts, was $6.8 million, an increase of 2% over the same period of the prior year and 4% sequentially.

   --  Revenue from the Design Analysis Solutions segment represented
        75% of total revenue and was $12.7 million, a 4% increase when compared to the same period last year and a 12% sequential increase.

   -- Revenue from the Manufacturing Solutions segment totaled $4.2 million, contributing 25% of total revenue, and represented a 3% increase when compared to the same period last year and a 6% sequential increase.

   -- Regionally, revenue in Europe represented 39% of total revenue, while revenue in the Asia/Pacific and Americas regions represented 31% and 30% of total revenue, respectively.

   Business Outlook:

   The current business outlook is based on information as of February 2, 2006 and is current as of that day only.
   We have recently achieved some important milestones in the development of the business, however, based on the results achieved in the first half of fiscal 2006 and the continued unfavorable currency movements, we are taking further steps to conservatively forecast our revenue plan. Therefore, our guidance for the third fiscal quarter and the remainder of fiscal year 2006 reflects this more cautious approach. We expect revenue for the third fiscal quarter of 2006 to grow between 12% and 21% when compared to the same quarter last year and non-GAAP net income per diluted share to be between $0.16 and $0.23. This non-GAAP net income number excludes an expected net charge for share-based compensation in the third quarter of approximately $450,000. We expect our full fiscal 2006 year revenue to grow between 8% and 12% when compared to fiscal 2005, with non-GAAP net income per diluted share to be in the range of $0.60 and $0.73. This non-GAAP net income number excludes an expected charge for share-based compensation expense in the full fiscal year of approximately $2.0 million, net of related tax effects, and the effect of the restructuring charge of $1.3 million, net of related tax effects, taken in the second fiscal quarter. On a GAAP basis, we expect net income per diluted share in the third quarter to be between $0.11 and $0.18 and for the fiscal year to be between $0.32 and $0.47.

   Use of Non-GAAP Financial Measures

   Net income per diluted share, excluding share-based compensation expense, as well as net income per diluted share excluding share-based compensation expense and restructuring charges are supplemental non-GAAP financial measures. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company's operations and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income (loss) and net income (loss) per diluted share, and should not be considered measures of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to non-GAAP financial measures for the second quarter of fiscal year 2006 and the forecast of such measures for the third quarter and full fiscal year, the GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow corporate Web site at http://www.moldflow.com/stp/english/investors/index.htm.

   Financial Results

   The unaudited condensed consolidated financial statements for the period ended December 31, 2005 follow.

   Information Dissemination

   Moldflow will host a conference call to discuss the second fiscal quarter of 2006 results and future outlook at 11:00 a.m. US Eastern time today. A live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investors section. In addition, the call, press release and supplemental information will be archived and can be accessed through the same link.

   About Moldflow Corporation

   Moldflow (NASDAQ: MFLO) is the leading global provider of design through manufacturing solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.
   Note to editors: Moldflow and Moldflow Plastics Insight are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

   Cautionary Statement Regarding Forward-Looking Information

   Pursuant to the safe harbor provisions of the United States
Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward looking statements. Such forward looking statements include, but are not limited to, those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections or plans for the future and statements regarding: (i) Moldflow's market leadership and competitive position in its market segments,
(ii) the capabilities of the Company's technologies, (iii) the Company's business outlook including revenue growth and earnings guidance, and (iv) any potential cost savings arising out of our restructuring plan over the course of fiscal 2006. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's market leadership and competitive position, the risks that a renewed economic downturn will adversely impact the market for the Company's products, that competitors will emerge with greater resources or unforeseen technological breakthroughs and that our Manufacturing Solutions products will have a longer sales cycle than our Design Analysis products, (ii) with respect to the capabilities of the Company's technologies, the risk that MPI 6.0 will not be accepted by the Company's customer base, (iii) with respect to the Company's business outlook, the risks that a weak world economy will slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen based on the larger average deal sizes for our Manufacturing Solutions products, that foreign currency fluctuations may continue to adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenue differs materially from that projected, that the costs of complying with provisions of the Sarbanes-Oxley Act of 2002 are greater than expected, that share-based compensation expense will continue to have a negative impact on our GAAP operating profit and earnings per share calculations, and that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of our subsidiary companies including Australia may result in a higher level of income tax expense than that projected, and (iv) that the Company will not realize the anticipated savings from our restructuring plan during the time frame indicated, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2005 as well as its subsequent quarterly and annual filings. Revenue and earnings guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.


                         Moldflow Corporation
              Unaudited Consolidated Statement of Income
                 (in thousands, except per share data)

                                   -----------------------------------
                                    Three Months        Six Months
                                         Ended             Ended
                                   ----------------  -----------------
                                   December December December December
                                      31,      25,      31,      25,
                                      2005    2004      2005     2004
                                   -------- -------  -------- --------

Revenue:
 Product                           $10,082  $9,562   $18,816  $17,489
 Services                            6,812   6,695    13,358   12,750
                                   -------- -------  -------- --------
Total revenue                       16,894  16,257    32,174   30,239
                                   -------- -------  -------- --------

Costs and expenses:
 Cost of product revenue             2,442   1,875     5,012    3,716
 Cost of services revenue            1,705   1,650     3,318    2,946
 Research and development            2,195   2,040     4,676    3,685
 Selling and marketing               5,867   5,611    11,517   10,306
 General and administrative          3,494   3,066     7,078    5,576
 Restructuring charges               1,387       -     1,387        -
 Amortization of acquired intangible
  assets                                49      73        98      151
                                   -------- -------  -------- --------
 Total operating costs and expenses 17,139  14,315    33,086   26,380
                                   -------- -------  -------- --------

Income (loss) from operations         (245)  1,942      (912)   3,859

Interest income, net                   631     384     1,193      730
Other income (loss), net                53      16        34      (42)
                                   -------- -------  -------- --------

Income before income taxes             439   2,342       315    4,547
Provision for income taxes             548     733       394    1,193
                                   -------- -------  -------- --------

Net income (loss)                    $(109) $1,609      $(79)  $3,354
                                   ======== =======  ======== ========

Net income (loss) per common share:
 Basic                              $(0.01)  $0.15    $(0.01)   $0.31
 Diluted                            $(0.01)  $0.14    $(0.01)   $0.29
Shares used in computing net income
 (loss) per common share:
 Basic                              11,085  10,674    11,044  $10,651
 Diluted                            11,085  11,545    11,044  $11,453


                         Moldflow Corporation
            Unaudited Condensed Consolidated Balance Sheet
                            (in thousands)

                                                   December    June
                                                      31,       30,
                                                     2005      2005
                                                   --------- ---------

 Assets
 Current assets:
    Cash and cash equivalents                       $51,219   $48,910
    Marketable securities                             8,212    11,323
    Accounts receivable, net                         11,805    13,449
    Inventories, prepaid expenses and other current
     assets                                           8,575     6,983
                                                   --------- ---------
         Total current assets                        79,811    80,665

 Fixed assets, net                                    3,368     3,336
 Goodwill and other acquired intangibles assets,
  net                                                19,997    20,177
 Other assets                                         2,933     2,851
                                                   --------- ---------

         Total assets                              $106,109  $107,029
                                                   ========= =========

 Liabilities and Stockholders' Equity
 Current liabilities:
    Accounts payable                                 $1,753    $3,764
    Accrued expenses                                 11,588    10,165
    Deferred revenue                                  8,406    10,748
                                                   --------- ---------
         Total current liabilities                   21,747    24,677

 Deferred revenue                                     1,182     1,124
 Other long-term liabilities                          1,009     1,079
                                                   --------- ---------
         Total liabilities                           23,938    26,880
                                                   --------- ---------

 Stockholders' equity:
    Common stock                                        111       109
    Additional paid-in capital                       72,174    69,626
    Retained earnings                                 5,216     5,295
    Accumulated other comprehensive income            4,670     5,119
                                                   --------- ---------
         Total stockholders' equity                  82,171    80,149
                                                   --------- ---------

         Total liabilities and stockholders'
          equity                                   $106,109  $107,029
                                                   ========= =========


                         Moldflow Corporation
       Unaudited Condensed Consolidated Statement of Cash Flows
                            (in thousands)

                                    Three Months        Six Months
                                        Ended              Ended
                                  -----------------  -----------------
                                  December December  December December
                                     31,      25,       31,      25,
                                     2005     2004      2005     2004
                                  -------- --------  -------- --------

 Cash provided by (used in)
  operating activities            $(2,005)   $(718)    $(536)    $454
 Cash provided by investing
  activities                        1,626     (108)    1,945      886
 Cash provided by (used in)
  financing activities                 77      239     1,357      504
 Effect of exchange rate changes
  on cash and cash equivalents       (596)     951      (457)   1,412
                                  -------- --------  -------- --------
 Net increase (decrease) in cash
  and cash equivalents               (898)     364     2,309    3,256

 Cash and cash equivalents,
  beginning of period              52,117   38,879    48,910   35,987
                                  -------- --------  -------- --------

 Cash and cash equivalents, end
  of period                       $51,219  $39,243   $51,219  $39,243
                                  ======== ========  ======== ========

                         Moldflow Corporation
   Unaudited Consolidated Statement of Operations - Non-GAAP Basis
                 (in thousands, except per share data)

                                Three Months Ended
                                December 31, 2005
                           ----------------------------------------
                              GAAP    (a)   Adjustments   Non-GAAP (b)
                             Results          to GAAP     Results
                                               Results
                           ----------------------------------------
 Revenue:
  Product                     $10,082             $-       $10,082
  Services                      6,812              -         6,812
                           -----------     ----------    ----------
 Total revenue                 16,894              -        16,894
                           -----------     ----------    ----------

 Costs and expenses:
  Cost of product revenue       2,442            (19)(c)     2,423
  Cost of services revenue      1,705            (26)(c)     1,679
  Research and development      2,195            (96)(c)     2,099
  Selling and marketing         5,867           (141)(c)     5,726
  General and administrative    3,494           (340)(c)     3,154
  Restructuring charges         1,387         (1,387)(d)         -
  Amortization of intangible
   assets                          49              -            49
                           -----------     ----------    ----------
 Total operating expenses      17,139         (2,009)       15,130
                           -----------     ----------    ----------

 Income (loss) from
  operations                     (245)         2,009         1,764

 Interest income, net             631              -           631
 Other income, net                 53              -            53
                           -----------     ----------    ----------

 Income before income taxes       439          2,009         2,448
 Provision for (benefit
  from) income taxes              548           (136)(e)       684
                           -----------     ----------    ----------
 Net income (loss)              $(109)        $1,873        $1,764
                           ===========     ==========    ==========

 Net income per common share:
  Basic                        $(0.01)                       $0.16
  Diluted                      $(0.01)                       $0.15
 Weighted average shares:
  Basic                        11,085                       11,085
  Diluted                      11,085                       11,945

                                    Three Months Ended
                                    December 25, 2004
                                 ----------------------------------
                                   GAAP   (a) Adjustments Non-GAAP (b)
                                  Results       to GAAP     Results
                                                 Results
                                 -------------------------------------
 Revenue:
  Product                          $9,562           $-      $9,562
  Services                          6,695            -       6,695
                                 ---------    ---------   ---------
 Total revenue                     16,257            -      16,257
                                 ---------    ---------   ---------

 Costs and expenses:
  Cost of product revenue           1,875            -       1,875
  Cost of services revenue          1,650            -       1,650
  Research and development          2,040            -       2,040
  Selling and marketing             5,611            -       5,611
  General and administrative        3,066            -       3,066
  Restructuring charges                 -            -           -
  Amortization of intangible
   assets                              73            -          73
                                 ---------    ---------   ---------
 Total operating expenses          14,315            -      14,315
                                 ---------    ---------   ---------

 Income (loss) from operations      1,942            -       1,942

 Interest income, net                 384            -         384
 Other income, net                     16            -          16
                                 ---------    ---------   ---------

 Income before income taxes         2,342            -       2,342
 Provision for (benefit from)
  income taxes                        733                      733
                                 ---------    ---------   ---------
 Net income
  (loss)                           $1,609           $-      $1,609
                                 =========    =========   =========

 Net income per common share:
  Basic                             $0.15                    $0.15
  Diluted                           $0.14                    $0.14
 Weighted average shares:
  Basic                            10,674                   10,674
  Diluted                          11,545                   11,545

                                Six Months Ended
                                December 31, 2005
                           ----------------------------------------
                              GAAP    (a)   Adjustments   Non-GAAP (b)
                             Results          to GAAP     Results
                                               Results
                           ----------------------------------------
 Revenue:
  Product                     $18,816             $-       $18,816
  Services                     13,358              -        13,358
                           -----------     ----------    ----------
 Total revenue                 32,174              -        32,174
                           -----------     ----------    ----------

 Costs and expenses:
  Cost of product revenue       5,012            (34)(c)     4,978
  Cost of services revenue      3,318            (57)(c)     3,261
  Research and development      4,676           (172)(c)     4,504
  Selling and marketing        11,517           (275)(c)    11,242
  General and administrative    7,078           (654)(c)     6,424
  Restructuring charges         1,387         (1,387)(d)         -
  Amortization of intangible
   assets                          98              -            98
                           -----------     ----------    ----------
 Total operating expenses      33,086         (2,579)       30,507
                           -----------     ----------    ----------

 Income (loss) from
  operations                     (912)         2,579         1,667

 Interest income, net           1,193              -         1,193
 Other income (loss), net          34              -            34
                           -----------     ----------    ----------

 Income before income taxes       315          2,579         2,894
 Provision for (benefit
  from) income taxes              394           (167)(e)       561
                           -----------     ----------    ----------
 Net income (loss)               $(79)        $2,412        $2,333
                           ===========     ==========    ==========

 Net income (loss) per
  common share:
  Basic                        $(0.01)                       $0.21
  Diluted                      $(0.01)                       $0.20
 Weighted average shares:
  Basic                        11,044                       11,044
  Diluted                      11,044                       11,947


                                    Six Months Ended
                                    December 25, 2004
                                 ----------------------------------
                                   GAAP   (a) Adjustments Non-GAAP (b)
                                  Results      to GAAP     Results
                                               Results
                                 -------------------------------------
 Revenue:
  Product                         $17,489           $-     $17,489
  Services                         12,750            -      12,750
                                 ---------    ---------   ---------
 Total revenue                     30,239            -      30,239
                                 ---------    ---------   ---------

 Costs and expenses:
  Cost of product revenue           3,716            -       3,716
  Cost of services revenue          2,946            -       2,946
  Research and development          3,685            -       3,685
  Selling and marketing            10,306            -      10,306
  General and administrative        5,576            -       5,576
  Restructuring charges                 -            -           -
  Amortization of intangible
   assets                             151                      151
                                 ---------    ---------   ---------
 Total operating expenses          26,380            -      26,380
                                 ---------    ---------   ---------

 Income (loss) from operations      3,859            -       3,859

 Interest income, net                 730            -         730
 Other income (loss), net             (42)           -         (42)
                                 ---------    ---------   ---------

 Income before income taxes         4,547            -       4,547
 Provision for (benefit from)
  income taxes                      1,193                    1,193
                                 ---------    ---------   ---------
 Net income (loss)                 $3,354           $-      $3,354
                                 =========    =========   =========

 Net income (loss) per
  common share:
  Basic                             $0.31                    $0.31
  Diluted                           $0.29                    $0.29
 Weighted average shares:
  Basic                            10,651                   10,651
  Diluted                          11,453                   11,453


(a) The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

(b) The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.

(c) Stock-based compensation expense.

(d) Restructuring charges

(e) Tax benefit related to stock-based compensation and restructuring charges.




    CONTACT: Moldflow Corporation
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com